EXHIBIT 8.1

                         SUBSIDIARIES OF THE REGISTRANT



                           JURISDICTION          SHAREHOLDING  AT
NAME                       OF INCORPORATION      END OF YEAR
----                       ----------------      ----------------
Digital Labs Inc.              Alberta                100%
Pearson Finance Group Ltd.     Alberta                100%